UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 26, 2010

GLOBAL AXCESS CORP
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 26, 2010, Global Axcess Corp, a Nevada corporation (the “Company”), held its annual meeting of stockholders.  The Company solicited proxies for the meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Management’s nominees for election to the Company’s board of directors as listed in the Company’s proxy statement were elected for one term, which expires at the next annual meeting of stockholders, with the results of the voting as follows:

Nominee	Votes For	Votes Withheld	Abstain
Walter A. Howell	4,410,353	0	34,579
Lock Ireland	4,424,525	0	20,407
Robert J. Landis	4,424,525	0	20,407
Joseph M. Loughry, III	4,424,525	0	20,407
George A. McQuain	4,424,525	0	20,407
Alan W. Rossiter	4,410,325	0	34,607

Management also proposed the approval of the Company’s 2010 Stock Incentive Plan (the “2010 Plan”) and the ratification of Kirkland, Russ, Murphy & Tapp, P.A. (the “Auditors”) as the Company’s independent auditors for the 2010 fiscal year.  The table below summarizes the results of the voting on these proposals by the Company’s stockholders:

Description	Votes For	Votes Against	Abstain	Broker Non-Votes
Approval of 2010 Plan	3,889,794	89,647	25,016	10,524,250
Ratification of Auditors	14,517,907	400	10,000	400

As indicated in the above table, the proposals to approve the 2010 Plan and to ratify the Auditors were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

By:	/s/ Michael Loiacono
Name:	Michael Loiacono
Title:	Chief Financial Officer

Dated:  May 27, 2010